Lee Enterprises Reports Strong First Quarter Results and Closing of Strategic Investment

Q1 Adjusted EBITDA(1) growth of $5M or 61% YOY
$50M equity investment(2) enhances financial stability
Interest rate on outstanding debt reduced to 5% from 9%(3)

DAVENPORT, Iowa (February 10, 2026) — Lee Enterprises, Incorporated (NASDAQ: LEE), a digital-first subscription platform providing high quality, trusted, local news, information and a major platform for advertising in 72 markets, today reported preliminary first quarter fiscal 2026 financial results(4) for the period ended December 28, 2025.

"Our core business delivered operating results in the first quarter that exceeded our expectations," said Nathan Bekke, Lee’s President and Interim Chief Executive Officer. "Adjusted EBITDA growth of $5 million puts us in a great position to achieve our expectations for year-over-year growth in fiscal 2026. This marks our third consecutive quarter of Adjusted EBITDA growth on a comparable basis(5), led by continued industry-leading performance in digital subscription revenue coupled with disciplined cost management. These results validate our focus on building durable, recurring revenue streams while continuing to actively manage the cost structure tied to legacy revenue. Additionally, our 2026 results are expected to include reimbursement from our insurance carrier for business interruption related to the cyber event last year(6) – $2 million of which was received in the first quarter and included in Adjusted EBITDA. Excluding the insurance reimbursement, Adjusted EBITDA was up $3 million or 35% year-over-year, representing exceptionally strong operating growth.”

“We are also pleased to announce the Company closed on a transformational $50 million private placement of common stock last week led by David Hoffmann,” added Bekke. "This transaction strengthens the Company’s balance sheet which will further fuel our digital transformation and drive long term shareholder value."

"A key component of the transaction is an amendment to the Company’s credit agreement that reduces the annual interest rate on the Company’s outstanding debt to 5% from 9% for a five-year period. This rate reduction is expected to result in interest savings of approximately $18 million annually or up to $90 million over the five-year period, further improving the Company’s capital structure and strengthening the balance sheet," added Bekke.

“The consistent strength of our core business reflects the effectiveness of our Three Pillar Digital Growth Strategy and the progress of our digital transformation," added Bekke. "That strength along with the $50 million capital infusion and up to $90 million of interest savings sets Lee up for an exciting future as we drive sustainable growth and create long-term value for our shareholders."

For the first quarter ended December 28, 2025:

•Total operating revenue was $130 million.

•Total Digital Revenue(7) was $70 million and represented 54% of our total operating revenue.
•Revenue from digital-only subscribers totaled $23 million, up 5% over the prior year. Digital-only subscription revenue increased 23% annually over the past three years. Digital-only subscribers totaled 609,000 at the end of the quarter.
•Digital advertising and marketing services revenue represented 71% of our total advertising revenue and totaled $43 million. Amplified Digital® Agency revenue totaled $24 million in the quarter.
•Digital services revenue, which is predominantly from BLOX Digital, totaled $5 million.

•Total Print Revenue was $60 million.
•Operating expenses totaled $126 million and Cash Costs(1) totaled $121 million, a 16% and 13% decrease compared to the prior year, respectively. Operating expenses in the quarter included $2 million of cyber insurance reimbursement(6).
•Net loss totaled $5 million and Adjusted EBITDA totaled $12 million. Adjusted EBITDA increased by $5 million over the prior year in the first quarter of fiscal 2026.

2026 Fiscal Year Outlook:

Adjusted EBITDA	YOY growth in the mid-single digits

Debt and Free Cash Flow:
The Company has $455 million of debt outstanding under our Credit Agreement with BH Finance. The financing has favorable terms including a 25-year maturity, a fixed annual interest rate of 9.0%, no fixed principal payments, and no financial performance covenants. The $50 million private placement of common stock closed in February 2026 which made operative certain amendments to the Credit Agreement with BH Finance, resulting in the fixed annual interest dropping to 5% from 9% for a five-year period(3).
As of and for the period ended December 28, 2025:
•The principal amount of debt totaled $455 million.
•Cash on the balance sheet totaled $13 million. Debt, net of cash on the balance sheet, totaled $443 million.
•Capital expenditures totaled $1 million for the quarter. We expect up to $5 million of capital expenditures in FY26.
•We expect cash paid for income taxes to total between $2 million and $8 million in FY26.
•We do not expect any pension contributions in the fiscal year.
•The Company is executing a strategic termination of our fully funded benefit pension plan, eliminating the long-term volatility tied to interest rate movement, mortality assumptions and asset performance, while preserving participant benefits and improving balance sheet flexibility.
Conference Call Information:
As previously announced, we will hold an earnings conference call and audio webcast today at 9 a.m. Central Time. The live webcast will be accessible at www.lee.net and will be available for replay 24 hours later. Analysts have been invited to ask questions on the call. Questions from other participants may be submitted by participating in the webcast. To participate in the live conference call via telephone, please register here. Upon registering, a dial-in number and unique PIN will be provided to join the conference call.

About Lee:
Lee Enterprises is a major subscription and advertising platform and a leading provider of local news and information, with daily newspapers, rapidly growing digital products and nearly 350 weekly and specialty publications serving 72 markets in 25 states. Lee's markets include St. Louis, MO; Buffalo, NY; Omaha, NE;

Richmond, VA; Lincoln, NE; Madison, WI; Davenport, IA; and Tucson, AZ. Lee Common Stock is traded on NASDAQ under the symbol LEE. For more information about Lee, please visit www.lee.net.
FORWARD-LOOKING STATEMENTS — The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release contains information that may be deemed forward-looking that is based largely on our current expectations, and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties, which in some instances are beyond our control, are:

•Our ability to manage declining print revenue and circulation subscribers;
•The impact and duration of adverse conditions in certain aspects of the economy affecting our business;
•Changes in advertising and subscription demand;
•Changes in technology that impact our ability to deliver digital advertising;
•Potential changes in newsprint, other commodities and energy costs;
•Interest rates;
•Labor costs;
•Significant cyber security breaches or failure of our information technology systems;
•Our ability to achieve planned expense reductions and realize the expected benefit of our acquisitions;
•Our ability to maintain employee and customer relationships;
•Our ability to manage increased capital costs;
•Our ability to maintain our listing status on NASDAQ;
•Competition;
•We may be required to indemnify the previous owners of BH Media or The Buffalo News for unknown legal and other matters that may arise;
•The impacts of changes to our leadership and corporate governance; and
•Other risks detailed from time to time in our publicly filed documents.
Any statements that are not statements of historical fact (including statements containing the words “may”, “will”, “would”, “could”, “believes”, “expects”, “anticipates”, “intends”, “plans”, “projects”, “considers” and similar expressions) generally should be considered forward-looking statements. Statements regarding our plans, strategies, prospects and expectations regarding our business and industry and our responses thereto may have on our future operations, are forward-looking statements. They reflect our expectations, are not guarantees of performance and speak only as of the date the statement is made. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this report. We do not undertake to publicly update or revise our forward-looking statements, except as required by law.
Contact:
IR@lee.net
(563) 383-2100

CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended
(Thousands of Dollars, Except Per Common Share Data)	December 28, 2025	December 29, 2024

Operating revenue:
Print advertising revenue	17,191	19,861
Digital advertising revenue	42,795	46,729
Advertising and marketing services revenue	59,986	66,590
Print subscription revenue	34,996	43,432
Digital subscription revenue	22,706	21,565
Subscription revenue	57,702	64,997
Print other revenue	7,546	7,888
Digital other revenue	4,828	5,087
Other revenue	12,374	12,975
Total operating revenue	130,062	144,562
Operating expenses:
Compensation	49,433	60,254
Newsprint and ink	2,963	3,616
Other operating expenses	68,814	74,680
Insurance proceeds	(2,000)	—
Depreciation and amortization	3,579	6,265
Assets loss (gain) on sales, impairments and other, net	(3)	(929)
Restructuring costs and other	3,148	5,150
Total operating expenses	125,934	149,036
Equity in earnings of associated companies	1,080	1,122
Operating (loss) income	5,208	(3,352)
Non-operating (expense) income:
Interest expense	(10,248)	(10,282)
Pension and OPEB related benefit and other, net	845	653
Curtailment/Settlement gains	—	—
Total non-operating expense, net	(9,403)	(9,629)
Loss before income taxes	(4,195)	(12,981)
Income tax benefit	931	3,243
Net loss	(5,126)	(16,224)
Net income attributable to non-controlling interests	(485)	(524)
Loss attributable to Lee Enterprises, Incorporated	(5,611)	(16,748)
Other comprehensive loss, net of income taxes	(79)	(115)
Comprehensive loss attributable to Lee Enterprises, Incorporated	(5,690)	(16,863)
Loss per common share:
Basic:	(0.92)	(2.80)
Diluted:	(0.92)	(2.80)

DIGITAL / PRINT REVENUE COMPOSITION
(UNAUDITED)

	Three months ended
(Thousands of Dollars)	December 28, 2025	December 29, 2024

Digital Advertising and Marketing Services Revenue	42,795	46,729
Digital Only Subscription Revenue	22,706	21,565
Digital Services Revenue	4,828	5,087
Total Digital Revenue	70,329	73,381
Print Advertising Revenue	17,191	19,861
Print Subscription Revenue	34,996	43,432
Other Print Revenue	7,546	7,888
Total Print Revenue	59,733	71,181
Total Operating Revenue	130,062	144,562

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
The tables below reconcile the non-GAAP financial performance measure of Adjusted EBITDA to Net loss, its most directly comparable U.S. GAAP measure:

	Three months ended
(Thousands of Dollars)	December 28, 2025	December 29, 2024

Net loss	(5,126)	(16,224)
Adjusted to exclude
Income tax expense	931	3,243
Non-operating expenses, net	9,403	9,629
Equity in earnings of TNI and MNI	(1,080)	(1,122)
Depreciation and amortization	3,579	6,265
Restructuring costs and other	3,148	5,150
Assets gain on sales, impairments and other, net	(3)	(929)
Stock compensation	328	430
Add:
Ownership share of TNI and MNI EBITDA (50%)	1,101	1,167
Adjusted EBITDA	12,281	7,609

The table below reconciles the non-GAAP financial performance measure of Cash Costs to Operating expenses, the most directly comparable U.S. GAAP measure:

	Three months ended
(Thousands of Dollars)	December 28, 2025	December 29, 2024

Operating expenses	125,934	149,036
Adjustments
Depreciation and amortization	3,579	6,265
Assets gain on sales, impairments and other, net	(3)	(929)
Restructuring costs and other	3,148	5,150
Insurance proceeds	(2,000)	—
Cash Costs	121,210	138,550

The table below reconciles the non-GAAP financial performance measure of Same-store Revenues to Operating Revenues, its most directly comparable U.S. GAAP measure:

	Three months ended
(Thousands of Dollars)	December 28, 2025	December 29, 2024

Print Advertising Revenue	17,191	19,861
Exited operations	(76)	(452)
Same-store, Print Advertising Revenue	17,115	19,409
Digital Advertising Revenue	42,795	46,729
Exited operations	(57)	(51)
Same-store, Digital Advertising Revenue	42,738	46,678
Total Advertising Revenue	59,986	66,590
Exited operations	(132)	(504)
Same-store, Total Advertising Revenue	59,854	66,086
Print Subscription Revenue	34,996	43,432
Exited operations	(3)	(59)
Same-store, Print Subscription Revenue	34,993	43,373
Digital Subscription Revenue	22,706	21,565
Exited operations	(1)	(2)
Same-store, Digital Subscription Revenue	22,705	21,563
Total Subscription Revenue	57,702	64,997
Exited operations	(3)	(61)
Same-store, Total Subscription Revenue	57,699	64,936
Print Other Revenue	7,546	7,888
Exited operations	—	—
Same-store, Print Other Revenue	7,546	7,888
Digital Other Revenue	4,828	5,087
Exited operations	—	—
Same-store, Digital Other Revenue	4,828	5,087
Total Other Revenue	12,374	12,975
Exited operations	—	—
Same-store, Total Other Revenue	12,374	12,975
Total Operating Revenue	130,062	144,562
Exited operations	(136)	(565)
Same-store, Total Operating Revenue	129,926	143,997

NOTES
(1)The following are non-GAAP (Generally Accepted Accounting Principles) financial measures for which reconciliations to relevant U.S GAAP measures are included in tables accompanying this release:
•Adjusted EBITDA is a non-GAAP financial performance measure that enhances financial statement users overall understanding of the operating performance of the Company. The measure isolates unusual, infrequent or non-cash transactions from the operating performance of the business. This allows users to easily compare operating performance among various fiscal periods and how management measures the performance of the business. This measure also provides users with a benchmark that can be used when forecasting future operating performance of the Company that excludes unusual, nonrecurring or one-time transactions. Adjusted EBITDA is a component of the calculation used by stockholders and analysts to determine the value of our business when using the market approach, which applies a market multiple to financial metrics. It is also a measure used to calculate the leverage ratio of the Company, which is a key financial ratio monitored and used by the Company and its investors. Adjusted EBITDA is defined as net income (loss), plus non-operating expenses, income tax expense, depreciation and amortization, assets loss (gain) on sales, impairments and other, restructuring costs and other, stock compensation and our 50% share of EBITDA from TNI and MNI, minus equity in earnings of TNI and MNI.
•Cash Costs represent a non-GAAP financial performance measure of operating expenses which are measured on an accrual basis and settled in cash. This measure is useful to investors in understanding the components of the Company’s cash-settled operating costs. Periodically, the Company provides forward-looking guidance of Cash Costs, which can be used by financial statement users to assess the Company's ability to manage and control its operating cost structure. Cash Costs are defined as compensation, newsprint and ink and other operating expenses. Depreciation and amortization, assets loss (gain) on sales, impairments and other, other non-cash operating expenses and other expenses are excluded. Cash Costs also exclude restructuring costs and other, which are typically paid in cash.
(2)On February 5, 2026 (the “Closing”), we issued an aggregate of 16,000,000 shares of Common Stock at a price of $3.25 per share in a private placement (the “Private Placement”) pursuant to the stock purchase agreement by and among the Company, David Hoffmann and the other existing investors in the Company (the "Stock Purchase Agreement"). The aggregate gross proceeds from the Private Placement were approximately $50.0 million, before deducting offering expenses.
(3)The Company's debt is the $576 million term loan under a credit agreement with BH Finance LLC dated January 29, 2020 (the "Credit Agreement"). Excess Cash Flow was previously defined under the Credit Agreement as any cash greater than $20.0 million on the balance sheet in accordance with U.S. GAAP at the end of each fiscal quarter, beginning with the quarter ending June 28, 2020. Concurrently with the execution of the Stock Purchase Agreement, we entered into the Second Amendment to the Credit Agreement. The amendments set forth therein became operative upon the Company's receipt of the proceeds from the Private Placement at the Closing. The amendments include a reduction of the applicable margin on our 25-year term loan from 9% to 5% for a period of five years following the closing and amending the definition of Excess Cash Flow such that the minimum amount of cash on hand held by us before being deemed Excess Cash Flow would be equal to $64.0 million.
(4)This earnings release is a preliminary report of results for the periods included. The reader should refer to the Company's most recent reports on Form 10-Q and on Form 10-K for definitive information.
(5)Comparable basis is a non-GAAP performance measure based on U.S. GAAP trends for Lee for the current period, excluding the extra week in fiscal 2024. The fourth quarter and full year of fiscal 2025 consisted of 13 weeks and 52 weeks, respectively. The fourth quarter and full year of fiscal 2024 consisted of 14 weeks and 53 weeks, respectively.
(6)FY25 revenue and Adjusted EBITDA were materially impacted by a cyber incident in February 2025. The FY25 impact on revenue and Adjusted EBITDA was approximately $12M and $8M, respectively. These metrics exclude any potential reimbursement from cyber insurance carrier in FY25. For the three months ended December 28, 2025, we received $2.0 million in business interruption reimbursements that were recorded on their own line in "Operating Expenses." The remaining business-interruption claims remain under review.
(7)Total Digital Revenue is defined as digital advertising and marketing services revenue (including Amplified Digital®), digital-only subscription revenue and digital services revenue.
(8)TNI refers to TNI Partners publishing operations in Tucson, AZ. MNI refers to Madison Newspapers, Inc. publishing operations in Madison, WI.